Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Dynamic Materials Corporation:

(1)          Form S-8 No. 333-115563

(2)          Form S-8 No. 333-143355

(3)          Form S-3 No. 333-150231

of our reports dated February 28, 2011, with respect to the consolidated financial statements and schedules of Dynamic Materials Corporation and the effectiveness of internal control over financial reporting of Dynamic Materials Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Denver, Colorado
February 28, 2011